Exhibit 99.1

Wish Reports Fourth Quarter and Fiscal Year 2020 Financial Results

Delivered Record High Q4 2020 Revenue, Representing Growth of 38% Year Over Year

Q4 Core Marketplace Revenue Per Active Buyer Increased 66% Year Over Year

Expecting Nearly 70% Year Over Year Revenue Growth for Q1 2021

SAN FRANCISCO--(BUSINESS WIRE)--March 8, 2021--ContextLogic Inc. (d/b/a “Wish”), one of the world’s largest and fastest growing mobile ecommerce platforms, today reported financial results for its fourth quarter and fiscal year ended December 31, 2020.

“As a newly public company, we are pleased with Wish’s performance in a year marked with unprecedented global challenges,” said Wish Founder and CEO Peter Szulczewski. “Strong demand for our Marketplace and Logistics services drove total Q4 revenue growth of 38% year over year.

“Our efforts to improve buyer monetization and engage with high lifetime value customers drove strong year over year and sequential growth in Core Marketplace Revenue per Active Buyer. As we worked to improve the Wish customer experience, merchants rapidly adopted our proprietary logistics platform and we significantly reduced average time to door worldwide. We’re also building up our network of local brick-and-mortar Wish Local partners, which now includes more than 50,000 stores across 40 countries, providing us with in-market warehousing and a more cost-effective 'buy online, pick up in store' option for customers.

“The opportunity in mobile ecommerce is massive. Wish is uniquely positioned to address the needs of an underserved group of billions of value-conscious consumers. We will continue to invest in building an affordable world-class ecommerce platform, while striving to drive strong revenue growth and margin expansion over time. Our priorities for 2021 include driving efficient customer acquisition and monetization, optimizing our logistics infrastructure, scaling Wish Local, adding new product categories, and opening up our platform to make our services available to non-Wish merchants,” concluded Szulczewski.

Additional earnings materials, including management’s prepared remarks for the conference call, can be found in the Quarterly Results section of Wish’s investor relations website at: https://ir.wish.com/financial-information/quarterly-results.

Fourth Quarter and Full Year 2020 Financial Highlights
(in millions, except percentages; unaudited)

The following tables include unaudited GAAP and non-GAAP financial highlights for the periods presented:

Revenue:
	Three Months Ended			Year Ended
	December 31,		% Growth	December 31,		% Growth
	2020	2019	YoY	2020	2019	YoY
Revenue	$794	$576	38%	$2,541	$1,901	34%
Core Marketplace	$527	$424	24%	$1,827	$1,473	24%
ProductBoost	$62	$82	(24)%	$200	$291	(31)%
Marketplace Revenue	$589	$506	16%	$2,027	$1,764	15%
Logistics Revenue	$205	$70	193%	$514	$137	275%
Other Financial Data:
	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss	$(569)	$(124)	$(745)	$(129)
% of Revenue	(72)%	(22)%	(29)%	(7)%
Adjusted EBITDA*	$(118)	$(116)	$(217)	$(127)
% of Revenue	(15)%	(20)%	(9)%	(7)%
GAAP EPS	$(3.04)	(1.20)	$(5.87)	$(1.31)
Net cash used in operating activities	$(24)	$(16)	$--	$(60)
Free cash flow*	$(25)	$(21)	$(2)	$(71)
* Indicates non-GAAP metric. See below for more information regarding our presentation of non-GAAP metrics in the section titled: “Use of Non-GAAP Financial Measures.”

Business Highlights:

  Q4 Core Marketplace Revenue per Active Buyer increased 66% YoY and 25% sequentially from Q3.
  Wish Local, which finished its first full year since launching in late 2019, accounted for more than 6% of total orders in Q4.
  Grew the number of U.S. merchants in our network by 435% YoY.
  Launched logistics-as-a-service pilot for non-Wish merchants.
  Onboarded new brands as merchants, including Mizuno, Rue La La and TracFone Wireless.
  Launched several new products and features, including a daily sweepstakes, translation of product info to more than 40 languages, improved time to delivery estimates, and live chat support.
  Ended 2020 with a solid cash position of $2 billion cash and cash equivalents and free cash flow of nearly breakeven.
  For the full year 2020, Monthly Active Users (MAUs) increased 19% YoY to more than 107 million.
  MAUs declined 10% YoY during Q4 to 104 million, primarily in some emerging markets outside of Europe and North America where Wish temporarily de-emphasized advertising and customer acquisition as the company worked through logistics challenges it faced earlier in the year.
  Completed Wish’s initial public offering (IPO) of 46 million shares in December, raising approximately $1.1 billion in gross proceeds, before deducting underwriting discounts and commissions, as well as other offering expenses.

Outlook - First Quarter 2021

We expect the following financial results for the period presented below (in millions, unaudited):

	Three Months Ending March 31, 2021
Revenue	$735	to	$750
% Growth YoY	67%	to	70%
Adjusted EBITDA*	($85)	to	($80)
% of Revenue	(12)%	to	(11)%

* Wish has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) for total Adjusted EBITDA or to forecasted GAAP income (loss) before income taxes for segment Adjusted EBITDA within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: income taxes which are directly impacted by unpredictable fluctuations in the market price of the company's stock.

Conference Call & Webcast Information

Wish will host a live conference call to discuss the results today at 2:00 pm PT / 5 p.m. ET. Management’s prepared remarks and slides for the conference call will be posted to the Quarterly Results section of Wish’s investor relations website at: https://ir.wish.com/financial-information/quarterly-results.

A link to the live webcast and recorded replay of the conference call will be available on the investor relations section of Wish’s website. The live call may also be accessed via phone at (833) 664-1138 toll-free domestically and at (470) 414-9349 internationally. Please reference conference ID: 5794754.

About Wish

Founded in 2010 and headquartered in San Francisco, Wish is one of the largest and fastest growing global ecommerce platforms, connecting more than 100 million monthly active users in over 100 countries to over 550,000 merchants around the world. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagramand TikTok or @WishShopping on Twitter and YouTube.

Use of Non-GAAP Financial Measures

We provide Adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) before interest and other income (expense), net (which includes foreign exchange gain or loss, and gain or loss on one time transactions recognized), income tax expense, and depreciation and amortization, adjusted to eliminate stock-based compensation expense and remeasurement of redeemable convertible preferred stock warrant liability, and to add back certain recurring other items. Additionally, in this news release, we provide Adjusted EBITDA Margin, a non-GAAP financial measure that represents Adjusted EBITDA divided by revenue. The reconciliation between historical GAAP and non-GAAP results of operations is provided below. Our management uses Adjusted EBITDA in conjunction with GAAP and other operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

We also provide Free Cash Flow, a non-GAAP financial measure that represents net cash provided by (used in) operating activities less purchases of property and equipment. The reconciliation of Free Cash Flow to net cash provided by (used in) operating activities, the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP is provided below. Wish believes that Free Cash Flow provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the company’s operations after the purchases of property and equipment. Free Cash Flow should not be considered as an alternative financial measure to net cash provided by (used in) operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding our Q1 outlook, recovery of ProductBoost revenue, improving customer service, reducing delivery times and growth opportunities. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: if our efforts to improve our logistics programs to enable faster and more reliable delivery are not successful, we may not be able to improve the customer experience on our platform; if our efforts to build out and grow our Wish Local program in a cost-effective manner are not successful, we may not be able to develop a network of local brick-and-mortar Wish Local partners; our efforts to acquire, retain, and engage users may not be successful or may be more costly than we expect, which could prevent us from maintaining or increasing our revenue; if we are unable to promote, maintain, and protect our brand and reputation and offer a compelling user experience, our ability to attract new users and engage with our existing base of users will be impaired; if we lose the services of Peter Szulczewski, our founder, Chief Executive Officer, and Chairperson, or other members of our senior management team, we may not be able to execute our business strategy; we rely on the Apple App Store and the Google Play Store to offer and promote our app and if we are unable to maintain a good relationship with such platform providers, if their terms and conditions change to our detriment, if we violate, or if a platform provider believes that we have violated, the terms and conditions of its platform, our business will suffer; our brand, reputation, and business may be harmed if our merchants use unethical or illegal business practices, including the sale of counterfeit or fraudulent products or if our policies and practices with respect to such sales are perceived or found to be inadequate, and we may be impacted by the unlawful activity of merchants on our platform; we face intense competition, the market in which we operate is rapidly evolving and if we do not compete effectively, our results of operations and financial condition could be harmed; the COVID-19 pandemic may adversely affect our business and results of operations, including without limitation the recovery of ProductBoost revenue; economic tension between the United States and China, or between other countries, may intensify and the United States, China, or other countries may adopt drastic measures in the future that impact our business; and any significant disruption in service on our platform or in our computer systems, some of which are currently hosted by third-party providers, could damage our reputation and result in a loss of users, which would harm our business and results of operations. Further information on these and additional risks that could affect Wish’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including its final prospectus filed with the SEC on December 17, 2020, and future reports that Wish may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Wish in this press release speaks only as of the day on which Wish makes it. Wish assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

The unaudited financial results set forth in this press release are estimates based on information currently available to us. While we believe these estimates are meaningful, they could differ from the actual amounts that we ultimately report in our Annual Report on Form 10-K for the year ended December 31, 2020. We assume no obligation and do not intend to update these estimates prior to filing our Annual Report on Form 10-K for the year ended December 31, 2020.

A Note About Metrics

The numbers for some of our metrics, including MAUs, are calculated and tracked with internal tools, which are not independently verified by any third party. We use these metrics to assess the growth and health of our overall business. While these numbers are based on what we believe to be reasonable estimates of our user or merchant base for the applicable period of measurement, there are inherent challenges in measurement as the methodologies used require significant judgment and may be susceptible to algorithm or other technical errors. In addition, we regularly review and adjust our processes for calculating metrics to improve their accuracy, and our estimates may change due to improvements or changes in technology or our methodology.

ContextLogic Inc.
Consolidated Balance Sheets
(in millions)
(unaudited)

	As of December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$1,965	$744
Marketable securities	164	300
Funds receivable	83	95
Prepaid expenses and other current assets	102	95
Total current assets	2,314	1,234
Property and equipment, net	25	34
Right-of-use assets	43	41
Marketable securities	4	34
Other assets	11	23
Total assets	$2,397	$1,366
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$434	$171
Merchants payable	454	620
Refunds liability	77	97
Accrued liabilities	367	212
Total current liabilities	1,332	1,100
Redeemable convertible preferred stock warrant liability	—	127
Lease liabilities, non-current	38	42
Total liabilities	1,370	1,269
Redeemable convertible preferred stock	—	1,536
Stockholders’ equity (deficit)	1,027	(1,439)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$2,397	$1,366

ContextLogic Inc.
Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Revenue	$794	$576	$2,541	$1,901
Cost of revenue(1)	342	188	947	443
Gross profit	452	388	1,594	1,458
Operating expenses:
Sales and marketing(1)	583	468	1,708	1,463
Product development(1)	150	22	222	74
General and administrative(1)	230	18	295	65
Total operating expenses	963	508	2,225	1,602
Loss from operations	(511)	(120)	(631)	(144)
Other income (expense), net:
Interest and other income (expense), net	(2)	3	(2)	19
Remeasurement of redeemable convertible preferred stock warrant liability	(55)	(6)	(110)	(3)
Loss before provision for income taxes	(568)	(123)	(743)	(128)
Provision for income taxes	1	1	2	1
Net loss	(569)	(124)	(745)	(129)
Deemed dividend to redeemable convertible preferred stockholders	—	—	—	(7)
Net loss attributable to common stockholders	$(569)	$(124)	$(745)	$(136)
Net loss per share attributable to common stockholders, basic and diluted	$(3.04)	$(1.20)	$(5.87)	$(1.31)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	187	104	127	104

(1) Includes the following stock-based compensation expense:
	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Cost of revenue	$35	$—	$35	$—
Sales and marketing	23	—	23	—
Product development	118	—	118	—
General and administrative	205	—	214	2
Total stock-based compensation expense	$381	$—	$390	$2

ContextLogic Inc.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(569)	$(124)	$(745)	$(129)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3	3	12	10
Noncash lease expense	3	3	10	9
Stock-based compensation expense	381	—	390	2
Remeasurement of redeemable convertible preferred stock warrant liability	55	6	110	3
Other	(1)	(1)	(2)	(3)
Changes in operating assets and liabilities:
Funds receivable	(16)	9	12	(2)
Prepaid expenses, other current and noncurrent assets	(16)	(37)	(2)	(65)
Accounts payable	137	(22)	263	40
Merchants payable	(33)	70	(166)	(33)
Accrued and refund liabilities	30	71	115	94
Lease liabilities	(3)	(3)	(10)	(10)
Other current and noncurrent liabilities	5	9	13	24
Net cash used in operating activities	(24)	(16)	—	(60)
Cash flows from investing activities:
Purchases of property and equipment	(1)	(5)	(2)	(11)
Purchases of marketable securities	(41)	(128)	(266)	(485)
Sales of marketable securities	—	—	—	53
Maturities of marketable securities	130	116	433	403
Net cash provided by (used in) investing activities	88	(17)	165	(40)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	1,052	—	1,052	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	—	—	160
Payments to repurchase common and redeemable convertible preferred stock	—	—	(1)	(28)
Payment of deferred offering costs and other financing activities	(5)	—	(5)	—
Net cash provided by financing activities	1,047	—	1,046	132
Net increase (decrease) in cash, cash equivalents and restricted cash	1,111	(33)	1,211	32
Cash, cash equivalents and restricted cash at beginning of period	854	787	754	722
Cash, cash equivalents and restricted cash at end of period	$1,965	$754	$1,965	$754

ContextLogic Inc.
Reconciliation of GAAP Net Loss to Non-GAAP EBITDA
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Revenue	$794	$576	$2,541	$1,901
Net loss	(569)	(124)	(745)	(129)
Net loss as a percentage of revenue	(72)%	(22)%	(29)%	(7)%
Excluding:
Interest and other expense (income), net	2	(3)	2	(19)
Provision for income taxes	1	1	2	1
Depreciation and amortization	3	3	12	10
Stock-based compensation expense(1)	381	—	390	2
Employer payroll taxes related to stock-based compensation expense	8	—	8	—
Remeasurement of redeemable convertible preferred stock warrant liability	55	6	110	3
Recurring other items	1	1	4	5
Adjusted EBITDA	$(118)	$(116)	$(217)	$(127)
Adjusted EBITDA margin	(15)%	(20)%	(9)%	(7)%

(1) Prior to our IPO, the company granted restricted stock units (“RSUs”) that contain both service and liquidity vesting conditions to our executives and employees. Vesting of these RSUs is subject to continuous service with the company and satisfaction of a liquidity condition. The liquidity condition was satisfied upon the completion of the company’s IPO in December 2020. As a result, it recognized in the fourth quarter of 2020 a cumulative stock-based compensation expense of approximately $379 million related to these RSUs for which both the service and liquidity vesting conditions were achieved as of December 31, 2020.

ContextLogic Inc.
Reconciliation of GAAP Net Cash Used In Operating Activities to Non-GAAP Free Cash Flow
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Cash used in operating activities	$(24)	$(16)	$—	$(60)
Less:
Purchases of property and equipment	1	5	2	11
Free Cash Flow	$(25)	$(21)	$(2)	$(71)

Contacts

Investor Relations:
Dennis Walsh, Wish
ir@wish.com

Media contacts:
Glenn Lehrman, Wish
press@wish.com

Jeff Fox, The Blueshirt Group
jeff@blueshirtgroup.com